Exhibit 99.1

Chubb Limited Bärengasse 32 CH-8001 Zurich Switzerland	www.chubb.com @Chubb

News Release

Chubb Reports Fourth Quarter Net Income of $3.21 Billion, Up
24.7%, and Core Operating Income of $2.98 Billion, Up 21.7%;
Consolidated Net Premiums Written of $13.1 Billion, Up 8.9%, with
P&C and Life Insurance Up 7.7% and 16.9%; Record P&C Combined
Ratio of 81.2%;

Full-Year Record Net Income of $10.31 Billion, Up 11.2%, and
Record Core Operating Income of $9.95 Billion, Up 8.9%;
Consolidated Net Premiums Written of $54.8 Billion, Up 6.6%, with
P&C and Life Insurance Up 5.4% and 15.1%; Record P&C Combined
Ratio of 85.7%

QUARTER

•

Net income per share was $8.10, up 28.0%, and core operating income per share was $7.52, up 24.9%.
Both were records.

•

P&C net premiums written were $11.31 billion, up 7.7%. North America was up 6.6%, including growth of
6.7% in commercial insurance and 6.1% in personal insurance. Overseas General was up 10.8%, including growth of 18.7% in consumer insurance and 5.6% in commercial insurance; Latin America, Asia, and
Europe were up 14.7%, 13.0%, and 7.2%, respectively.

•

P&C underwriting income was $2.20 billion, up 39.6%, with a record low combined ratio of 81.2%. P&C current accident year underwriting income excluding catastrophe losses was a record $2.29 billion, up
16.5%, with a record low combined ratio of 80.4%.

•

Total pre-tax catastrophe losses were $365 million compared with $607 million last year. Total pre-tax favorable prior period development was $268 million compared with $213 million last year.

•

Life Insurance net premiums written were $1.83 billion, up 16.9%, and segment income was $322 million, up 19.3%.

•

Pre-tax net investment income was $1.69 billion, up 8.0%, and adjusted net investment income was $1.81 billion, up 7.3%. Both were records.

•

Annualized return on equity (ROE) was 17.6%. Annualized core operating return on tangible equity
(ROTE) was 23.5% and annualized core operating ROE was 15.9%.

YEAR

•

Net income per share was $25.68, up 13.1%, and core operating income per share was $24.79, up 10.8%.
Both were records.

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•

P&C net premiums written were $47.56 billion, up 5.4%. North America was up 4.7%, including growth of
7.5% in personal insurance and 3.9% in commercial insurance. Overseas General was up 7.5%, including growth of 11.0% in consumer insurance and 5.2% in commercial insurance; Asia, Latin America, and
Europe were up 10.7%, 6.3%, and 5.9%, respectively.

•

P&C underwriting income was a record $6.53 billion, up 11.6%, with a record low combined ratio of
85.7%. P&C current accident year underwriting income excluding catastrophe losses was a record $8.32 billion, up 12.7%, with a record low combined ratio of 81.9%.

•

Total pre-tax catastrophe losses were $2.92 billion compared with $2.39 billion last year. Total pre-tax favorable prior period development was $1.13 billion compared with $856 million last year.

•

Life Insurance net premiums written were $7.28 billion, up 15.1%, and segment income was a record $1.24 billion, up 13.1%.

•

Pre-tax net investment income was $6.47 billion, up 9.0%, and adjusted net investment income was $6.95 billion, up 9.0%. Both were records.

•

ROE was 15.0%. Core operating ROTE was 20.5% and core operating ROE was 13.7%.

ZURICH – February 3, 2026 – Chubb Limited (NYSE: CB) today reported net income for the quarter ended
December 31, 2025 of $3.21 billion, or $8.10 per share, and core operating income of $2.98 billion, or $7.52 per share. Book value per share and tangible book value per share increased 3.5% and 5.1%, respectively, from
September 30, 2025 and now stand at $188.59 and $126.22. Book value was favorably impacted by after-tax net realized and unrealized gains of $288 million in Chubb’s investment portfolio. Book value per share and tangible book value per share excluding AOCI increased 3.4% and 4.8%, from September 30, 2025.

Chubb Limited

Fourth Quarter Summary

(in millions of U.S. dollars, except per share amounts and ratios)

(Unaudited)

				(Per Share)

	Q4 2025	Q4 2024	Change	2025	2024	Change
Net income	$3,210	$2,575	24.7%	$8.10	$6.33	28.0%
Adjusted net realized (gains) losses and other, net of tax	(351)	(41)	NM	(0.89)	(0.11)	NM
Integration expenses and severance, net of tax	58	15	NM	0.15	0.04	NM
Market risk benefits (gains) losses, net of tax	32	(98)	NM	0.08	(0.24)	NM
Amortization of deferred tax asset from Bermuda law	33	-	NM	0.08	-	NM
Core operating income, net of tax	$2,982	$2,451	21.7%	$7.52	$6.02	24.9%

Annualized return on equity (ROE)	17.6%	15.9%
Core operating return on tangible equity (ROTE)	23.5%	22.0%
Core operating ROE	15.9%	14.3%

For the year ended December 31, 2025, net income was $10.31 billion, or $25.68 per share, and core operating income was $9.95 billion, or $24.79 per share. Book value per share and tangible book value per share increased 18.0% and 25.7%, from December 31, 2024. Book value was favorably impacted by after-tax net realized and unrealized gains of $3.54 billion in Chubb’s investment portfolio and $724 million of foreign

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currency gains. Book value per share and tangible book value per share excluding AOCI increased 11.0% and 15.5%, from December 31, 2024.

Chubb Limited

Full Year Summary

(in millions of U.S. dollars, except per share amounts and ratios)

(Unaudited)

				(Per Share)

	FY 2025	FY 2024	Change	2025	2024	Change
Net income	$10,310	$9,272	11.2%	$25.68	$22.70	13.1%
Adjusted net realized (gains) losses and other, net of tax	(786)	(247)	NM	(1.96)	(0.61)	NM
Integration expenses and severance, net of tax	61	32	90.6%	0.15	0.08	87.5%
Market risk benefits (gains) losses, net of tax	245	140	75.0%	0.61	0.34	79.4%
Amortization of deferred tax asset (2025) and non- recurring tax benefit (2024) from Bermuda law	124	(55)	NM	0.31	(0.13)	NM
Core operating income, net of tax	$9,954	$9,142	8.9%	$24.79	$22.38	10.8%

Annualized return on equity (ROE)	15.0%	15.0%
Core operating return on tangible equity (ROTE)	20.5%	21.5%
Core operating ROE	13.7%	13.8%

For the years ended December 31, 2025 and 2024, the tax expenses (benefits) related to the table above were $(54)
million and $(141) million, respectively for adjusted net realized gains and losses and other; $(17) million and $(7)
million for integration expenses and severance; $(43) million and nil for market risk benefits gains and losses, and $2.40 billion and $2.01 billion for core operating income.

Evan G. Greenberg, Chairman and Chief Executive Officer of Chubb Limited, commented: “We had a great quarter and a great year, with very strong contributions from all areas of the company. Our consistent and enduring performance speaks to the broadly diversified global nature of our company.

“For the quarter, double-digit growth in underwriting and life income, together with record investment income, led to operating income increasing 21.7% and on a per share basis up almost 25%. Total company net premiums grew nearly 9%, with P&C up 7.7% and Life up about 17%. This was, in fact, a faster growth rate than our full-year average of 6.6%. P&C underwriting income was up 40% to $2.2 billion with a record combined ratio of 81.2%, supported by low CATs, strong prior period reserve development and a record low current accident year combined ratio of 80.4%, reflecting the strength of our businesses from around the globe. Adjusted investment income was up 7.3% to $1.8 billion, and life income was up 19.3%.

“Our full-year results in virtually every category were the best in our company’s history. Record operating income was just shy of $10 billion, or $24.79 per share, up about 9% and 11%, respectively. All three major sources of income for our company produced record results last year: P&C underwriting income was up

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11.6% with an all-time-low combined ratio of 85.7%. Adjusted investment income rose 9%, with strong returns in both our public fixed income and private portfolios. Life insurance income was up over 13%. Notably, these results were achieved in spite of full-year CAT losses being modestly higher than prior year, substantially driven by the California wildfires in the first quarter.

“For the year, again, we grew total company premiums over 6.5%, with P&C up about 5.5%, including growth of 9.2% in personal insurance and 4.0% in commercial insurance, and life up over 15%. Our core operating
ROE was 13.7% and our return on tangible equity was 20.5%. Per-share book and tangible book value, our most important measures of wealth creation, grew 18% and 25.7%, respectively.

“While commercial insurance market conditions continue to grow incrementally more competitive, we see many opportunities for growth given our broad diversification by geography, product, commercial and consumer customer segments and distribution channel. In fact, at January 1, conditions were a bit more favorable than we had anticipated, and while early, we’ve had a good start to the year. We anticipate an excellent ’26 with strong growth in operating earnings and double-digit growth in EPS and tangible book value, macro conditions notwithstanding.”

Operating highlights for the quarter ended December 31, 2025 were as follows:

Chubb Limited	Q4	Q4
(in millions of U.S. dollars except for percentages)	2025	2024	Change

Consolidated
Net premiums written (increase of 8.3% in constant dollars)	$13,134	$12,058	8.9%

P&C
Net premiums written (increase of 6.9% in constant dollars)	$11,309	$10,497	7.7%
Underwriting income	$2,197	$1,575	39.6%
Combined ratio	81.2%	85.7%
Current accident year underwriting income excluding catastrophe losses	$2,294	$1,969	16.5%
Current accident year combined ratio excluding catastrophe losses	80.4%	82.2%

Global P&C (excludes Agriculture)
Net premiums written (increase of 5.7% in constant dollars)	$10,850	$10,180	6.6%
Underwriting income	$1,979	$1,448	36.8%
Combined ratio	82.1%	86.2%
Current accident year underwriting income excluding catastrophe losses	$2,130	$1,917	11.2%
Current accident year combined ratio excluding catastrophe losses	80.9%	81.7%

Life Insurance
Net premiums written (increase of 18.3% in constant dollars)	$1,825	$1,561	16.9%
Segment income (increase of 22.1% in constant dollars)	$322	$270	19.3%

• Consolidated net premiums earned increased 7.4%, or 6.8% in constant dollars. P&C net premiums earned increased 6.2% or 5.3% in constant dollars.

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•

Operating cash flow was $4.06 billion and adjusted operating cash flow was $4.17 billion.

•

Total pre-tax and after-tax catastrophe losses, net of reinsurance and including reinstatement premiums, were $365 million (3.0 percentage points of the combined ratio) and $292 million, compared with $607 million (5.5 percentage points of the combined ratio) and $515 million, last year.

•

Total pre-tax and after-tax favorable prior period development were $268 million and $220 million, compared with $213 million and $196 million, last year.

•

Total capital returned to shareholders was $1.48 billion, comprising share repurchases of $1.10 billion at an average purchase price of $282.96 per share and dividends of $381 million.

Operating highlights for the year ended December 31, 2025 were as follows:

Chubb Limited	FY	FY
(in millions of U.S. dollars except for percentages)	2025	2024	Change

Consolidated
Net premiums written (increase of 7.0% in constant dollars)	$54,842	$51,468	6.6%

P&C
Net premiums written (increase of 5.6% in constant dollars)	$47,563	$45,142	5.4%
Underwriting income	$6,528	$5,850	11.6%
Combined ratio	85.7%	86.6%
Current accident year underwriting income excluding catastrophe losses	$8,316	$7,381	12.7%
Current accident year combined ratio excluding catastrophe losses	81.9%	83.1%

Global P&C (excludes Agriculture)
Net premiums written (increase of 5.4% in constant dollars)	$44,637	$42,439	5.2%
Underwriting income	$6,011	$5,496	9.4%
Combined ratio	86.0%	86.6%
Current accident year underwriting income excluding catastrophe losses	$7,896	$7,071	11.7%
Current accident year combined ratio excluding catastrophe losses	81.7%	82.7%

Life Insurance
Net premiums written (increase of 17.3% in constant dollars)	$7,279	$6,326	15.1%
Segment income (increase of 16.7% in constant dollars)	$1,242	$1,098	13.1%

•

Consolidated net premiums earned increased 6.4%, or 6.7% in constant dollars. P&C net premiums earned increased 5.1%, or 5.2% in constant dollars.

•

Operating cash flow was $12.82 billion and adjusted operating cash flow was $13.91 billion.

•

Total pre-tax and after-tax catastrophe losses, net of reinsurance and including reinstatement premiums, were $2.92 billion (6.3 percentage points of the combined ratio) and $2.33 billion, compared with $2.39 billion (5.5 percentage points of the combined ratio) and $1.97 billion, last year.

•

Total pre-tax and after-tax favorable prior period development were $1.13 billion and $858 million, compared with $856 million and $712 million, last year.

•

Total capital returned to shareholders was $4.91 billion, comprising share repurchases of $3.39 billion at an average purchase price of $282.57 per share and dividends of $1.52 billion.

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Chubb Limited News Release

Details of financial results by business segment are available in the Chubb Limited Financial Supplement. Key segment items for the quarter ended December 31, 2025 are presented below:

Chubb Limited	Q4	Q4
(in millions of U.S. dollars except for percentages)	2025	2024	Change

Total North America P&C Insurance
(Comprising NA Commercial P&C Insurance, NA Personal P&C Insurance and NA Agricultural Insurance)
Net premiums written	$7,286	$6,837	6.6%
Combined ratio	76.7%	80.7%
Current accident year combined ratio excluding catastrophe losses	76.8%	79.5%

North America Commercial P&C Insurance
Net premiums written	$5,107	$4,899	4.3%
Major accounts retail and excess and surplus (E&S) wholesale	$3,003	$2,915	3.0%
Middle market and small commercial	$2,104	$1,984	6.1%
Combined ratio	78.8%	80.6%
Current accident year combined ratio excluding catastrophe losses	79.9%	79.0%

North America Personal P&C Insurance
Net premiums written	$1,720	$1,621	6.1%
Combined ratio	74.1%	82.6%
Current accident year combined ratio excluding catastrophe losses	69.9%	77.4%

North America Agricultural Insurance
Net premiums written	$459	$317	45.1%
Combined ratio	67.0%	76.1%
Current accident year combined ratio excluding catastrophe losses	70.0%	90.5%

Overseas General Insurance
Net premiums written (increase of 8.1% in constant dollars)	$3,806	$3,436	10.8%
Commercial P&C (increase of 3.3% in constant dollars)	$2,183	$2,068	5.6%
Consumer P&C (increase of 15.4% in constant dollars)	$1,623	$1,368	18.7%
Combined ratio	83.0%	87.6%
Current accident year combined ratio excluding catastrophe losses	84.0%	84.9%

Global Reinsurance
Net premiums written (decrease of 4.2% in constant dollars)	$217	$224	(3.9)%
Combined ratio	71.6%	99.9%
Current accident year combined ratio excluding catastrophe losses	73.9%	75.8%

Life Insurance
Net premiums written (increase of 18.3% in constant dollars)	$1,825	$1,561	16.9%
Segment income (increase of 22.1% in constant dollars)	$322	$270	19.3%

•

North America Commercial P&C Insurance: The combined ratio decreased 1.8 percentage points, including a 2.9 percentage point decrease from lower catastrophe losses, partially offset by a 0.9 percentage point increase in the underlying policy acquisition cost ratio, primarily reflecting mix of business within major accounts and E&S and increased middle market business. The current accident year loss ratio excluding catastrophe losses was flat.

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•

North America Personal P&C Insurance: The combined ratio decreased 8.5 percentage points, including a 5.7 percentage point decrease in the current accident year loss ratio excluding catastrophe losses, a 1.8 percentage point decrease in the underlying expense ratio, and a 1.0 percentage point decrease from lower catastrophe losses.

•

North America Agricultural Insurance: Net premiums written were up 45.1%, or 1.4% adjusted for the favorable year-over-year impact of premium adjustments related to the federal government profit-share agreement. The combined ratio decreased 9.1 percentage points, which primarily included a 20.6 percentage point decrease in the current accident year loss ratio excluding catastrophe losses, primarily reflecting the estimated underwriting gain for the current crop year, partially offset by the adverse impact of a 10.0 percentage point increase from lower favorable prior period development.

•

Overseas General Insurance: The combined ratio decreased 4.6 percentage points, including a 2.7 percentage point decrease from higher favorable prior period development, a 1.0 percentage point decrease from lower catastrophe losses, and a 0.8 percentage point decrease in the current accident year loss ratio excluding catastrophe losses.

•

Life Insurance: Net premiums written were $1.83 billion, up 16.9%, or 18.3% in constant dollars, with growth of 17.8% in International Life and 17.0% in Chubb Benefits.

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Chubb Limited News Release

Details of financial results by business segment are available in the Chubb Limited Financial Supplement. Key segment items for the year ended December 31, 2025 are presented below:

Chubb Limited	FY	FY
(in millions of U.S. dollars except for percentages)	2025	2024	Change

Total North America P&C Insurance
(Comprising NA Commercial P&C Insurance, NA Personal P&C Insurance and NA Agricultural Insurance)
Net premiums written	$31,230	$29,824	4.7%
Combined ratio	83.8%	84.1%
Current accident year combined ratio excluding catastrophe losses	79.2%	80.9%

North America Commercial P&C Insurance
Net premiums written	$21,280	$20,589	3.4%
Major accounts retail and excess and surplus (E&S) wholesale	$12,691	$12,514	1.4%
Middle market and small commercial	$8,589	$8,075	6.4%
Combined ratio	81.4%	83.9%
Current accident year combined ratio excluding catastrophe losses	80.8%	80.6%

North America Personal P&C Insurance
Net premiums written	$7,024	$6,532	7.5%
Combined ratio	91.5%	83.6%
Current accident year combined ratio excluding catastrophe losses	72.3%	78.5%

North America Agricultural Insurance
Net premiums written	$2,926	$2,703	8.2%
Combined ratio	82.3%	86.9%
Current accident year combined ratio excluding catastrophe losses	85.0%	88.8%

Overseas General Insurance
Net premiums written (increase of 8.0% in constant dollars)	$15,024	$13,972	7.5%
Commercial P&C (increase of 5.3% in constant dollars)	$8,806	$8,372	5.2%
Consumer P&C (increase of 12.0% in constant dollars)	$6,218	$5,600	11.0%
Combined ratio	85.0%	86.4%
Current accident year combined ratio excluding catastrophe losses	84.8%	85.2%

Global Reinsurance
Net premiums written (decrease of 3.0% in constant dollars)	$1,309	$1,346	(2.8)%
Combined ratio	79.3%	85.9%
Current accident year combined ratio excluding catastrophe losses	74.3%	76.4%

Life Insurance
Net premiums written (increase of 17.3% in constant dollars)	$7,279	$6,326	15.1%
Segment income (increase of 16.7% in constant dollars)	$1,242	$1,098	13.1%

• North America Commercial P&C Insurance: The combined ratio decreased 2.5 percentage points, including a 2.7 percentage point decrease due to lower catastrophe losses.

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Chubb Limited News Release

•

North America Personal P&C Insurance: The combined ratio increased 7.9 percentage points, including a
15.2 percentage point increase due to higher catastrophe losses, primarily from California wildfires in the first quarter, partially offset by a 5.1 percentage point decrease in the current accident year loss ratio excluding catastrophe losses, a 1.1 percentage point decrease in the underlying expense ratio, and a 1.1 percentage point decrease due to higher favorable prior period development.

•

North America Agricultural Insurance: The combined ratio decreased 4.6 percentage points, including a
3.9 percentage point decrease in the current accident year loss ratio excluding catastrophe losses, primarily reflecting an improved year-over-year underwriting gain in the current year, and a 1.4 percentage point decrease due to lower catastrophe losses, partially offset by a 0.6 percentage point increase due to less favorable year-over-year prior period development.

•

Overseas General Insurance: The combined ratio decreased 1.4 percentage points, including a 1.1 percentage point decrease due to higher favorable prior period development and a 0.7 percentage point decrease in the current accident year loss ratio excluding catastrophe losses, partially offset by a 0.3 percentage point increase in the underlying expense ratio reflecting business mix.

•

Life Insurance: Net premiums written were $7.28 billion, up 15.1%, or 17.3% in constant dollars, with growth of 17.4% in International Life and 17.9% in Chubb Benefits.

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All comparisons are with the same period last year unless otherwise specifically stated.

Please refer to the Chubb Limited Financial Supplement, dated December 31, 2025, which is posted on
Chubb’s investor relations website, investors.chubb.com, in the Financials section for more detailed information on individual segment performance, together with additional disclosure on reinsurance recoverable, loss reserves, investment portfolio, and debt and capital.

Chubb Limited will hold its fourth quarter earnings conference call on Wednesday, February 4, 2026, at 8:30
a.m. Eastern. The earnings conference call will be available via live webcast at investors.chubb.com or by dialing 888-596-4244 (within the United States) or 646-968-2727 (international), passcode 1641662. Please refer to the Chubb website under Events and Presentations for details. A replay will be available after the call at the same location. To listen to the replay, please click here to register and receive dial-in numbers.

In this release, business activity for, and the financial position of, Chubb acquisitions are reported at 100%, as required, except for core operating income, net income, book value, tangible book value, ROE, per share data, and certain other key metrics, which include only Chubb’s ownership interest and exclude the non-
controlling interest.

Prior period core operating income and related metrics have been redefined to reflect the definition of core operating income adopted in Q1 2025, which excludes the non-recurring tax benefit related to the enactment of Bermuda’s income tax law in 2023. Refer to “Regulation G – Non-GAAP Financial Measures” below for more information.

About Chubb

Chubb is a world leader in insurance. With operations in 54 countries and territories, Chubb provides commercial and personal property and casualty insurance, personal accident and supplemental health insurance, reinsurance and life insurance to a diverse group of clients. The company is defined by its extensive product and service offerings, broad distribution capabilities, exceptional financial strength and local operations globally. Parent company Chubb Limited is listed on the New York Stock Exchange (NYSE:
CB) and is a component of the S&P 500 index. Chubb employs approximately 45,000 people worldwide.
Additional information can be found at: www.chubb.com.

Investor Contact

Susan Spivak: (212) 827-4445; investorrelations@chubb.com

Media Contact

mediarelations@chubb.com

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Chubb Limited News Release

Regulation G – Non-GAAP Financial Measures

In presenting our results, we included and discussed certain non-GAAP measures. These non-GAAP measures, which may be defined differently by other companies, are important for an understanding of our overall results of operations and financial condition. However, they should not be viewed as a substitute for measures determined in accordance with generally accepted accounting principles (GAAP).

Throughout this document there are various measures presented on a constant-dollar basis (i.e., excludes the impact of foreign exchange). We believe it is useful to evaluate the trends in our results exclusive of the effect of fluctuations in exchange rates between the U.S. dollar and the currencies in which our international business is transacted, as these exchange rates could fluctuate significantly between periods and distort the analysis of trends. The impact is determined by assuming constant foreign exchange rates between periods by translating prior period results using the same local currency exchange rates as the comparable current period.

Adjusted net investment income is net investment income excluding the amortization of the fair value adjustment on acquired invested assets from certain acquisitions of $1 million and $2 million in Q4 2025 and Q4 2024, and including investment income of $125 million and $126 million in Q4 2025 and Q4 2024, from partially owned investment companies
(private equity partnerships) where our ownership interest is in excess of 3% that are accounted for under the equity method. The amortization of the fair value adjustment on acquired invested assets was $8 million and $16 million for full-
year 2025 and 2024, and the investment income from private equity partnerships was $474 million and $430 million for full-year 2025 and 2024. The mark-to-market movement on these private equity partnerships are included in adjusted net realized gains (losses) as described below. We believe this measure is meaningful as it highlights the underlying performance of our invested assets and portfolio management in support of our lines of business.

Adjusted net realized gains (losses) and other, net of tax, includes net realized gains (losses) and net realized gains (losses)
recorded in other income (expense) related to unconsolidated subsidiaries, and excludes realized gains and losses on crop derivatives and realized gains and losses on underlying investments supporting the liabilities of certain participating policies related to the policyholders’ share of gains and losses. The crop derivatives were purchased to provide economic benefit, in a manner similar to reinsurance protection, in the event that a significant decline in commodity pricing impacts underwriting results. We view gains and losses on these derivatives as part of the results of our underwriting operations, and therefore realized gains (losses) from these derivatives are reclassified to adjusted losses and loss expenses. The realized gains and losses on underlying investments supporting the liabilities of certain participating policies have been reclassified from net realized gains (losses) to adjusted policy benefits. We believe this better reflects the economics of the liabilities and the underlying investments supporting those liabilities. Other includes the amortization of fair value adjustment of acquired invested assets and long-term debt related to certain acquisitions. See
Core operating income for further description of these items.

P&C underwriting income (loss) excludes the Life Insurance segment and is calculated by subtracting adjusted losses and loss expenses, adjusted policy benefits, policy acquisition costs and administrative expenses from net premiums earned.
We use underwriting income (loss) and operating ratios to monitor the results of our operations without the impact of certain factors, including net investment income, other income (expense), interest expense, amortization expense of purchased intangibles, integration expenses and severance, amortization of fair value of acquired invested assets and debt, income tax expense, adjusted net realized gains (losses), and market risk benefits gains (losses).

P&C current accident year underwriting income excluding catastrophe losses is P&C underwriting income adjusted to exclude P&C catastrophe losses and prior period development (PPD). We believe it is useful to exclude catastrophe losses, as they are not predictable as to timing and amount, and PPD as these unexpected loss developments on historical reserves are not indicative of our current underwriting performance. We believe the use of these measures enhances the understanding of our results of operations by highlighting the underlying profitability of our insurance business.
References in this release to “current accident year” metrics exclude catastrophe losses and prior period development, unless stated otherwise.

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Chubb Limited News Release

Core operating income relates only to Chubb income, which excludes noncontrolling interests. It excludes from Chubb net income the after-tax impact of adjusted net realized gains (losses) and other, which include items described in this paragraph, and market risk benefits gains (losses). We believe this presentation enhances the understanding of our results of operations by highlighting the underlying profitability of our insurance business. We exclude adjusted net realized gains (losses) and market risk benefits gains (losses) because the amount of these gains (losses) is heavily influenced by, and fluctuates in part according to, the availability of market opportunities. In addition, we exclude the amortization of fair value adjustments on purchased invested assets and long-term debt related to certain acquisitions due to the size and complexity of these acquisitions. We also exclude integration expenses, including legal and professional fees and all other costs directly related to acquisition integration activities, as well as severance expenses associated with transformation initiatives to enhance operational efficiency. The costs are not related to the ongoing activities of the individual segments and are therefore included in Corporate and excluded from our definition of segment income. We believe these integration expenses and severance are not indicative of our underlying profitability, and excluding these integration expenses and severance facilitates the comparison of our financial results to our historical operating results. Additionally, we exclude the non-recurring tax benefit from the Bermuda Economic
Transition Adjustment enacted in 2023 and adjusted in 2024 and subsequent years’ amortization of the related deferred tax asset, which we believe provides investors with a better view of our operating performance, enhances the understanding of the trends in the underlying business, improves comparability between periods and provides increased transparency compared to the prior presentation of the non-recurring tax benefit. References to core operating income measures mean net of tax, whether or not noted.

Core operating return on equity (ROE) and Core operating return on tangible equity (ROTE) are annualized non-GAAP financial measures. The numerator includes core operating income (loss), net of tax. The denominator includes the average Chubb shareholders’ equity for the period adjusted to exclude unrealized gains (losses) on investments, current discount rate on future policy benefits (FPB), and instrument-specific credit risk on market risk benefits (MRB), all net of tax and attributable to Chubb. For the ROTE calculation, the denominator is also adjusted to exclude Chubb goodwill and other intangible assets, net of tax. These measures enhance the understanding of the return on shareholders’ equity by highlighting the underlying profitability relative to shareholders’ equity and tangible equity excluding the effect of these items as these are heavily influenced by changes in market conditions. We believe ROTE is meaningful because it measures the performance of our operations without the impact of goodwill and other intangible assets.

P&C combined ratio is the sum of the loss and loss expense ratio, acquisition cost ratio and the administrative expense ratio excluding the life business and including the realized gains and losses on the crop derivatives, as noted above.

P&C current accident year combined ratio excluding catastrophe losses excludes the impact of P&C catastrophe losses and PPD from the P&C combined ratio. We believe this measure provides a useful evaluation of our underwriting performance and enhances the understanding of the trends in our P&C business that may be obscured by these items.

Global P&C performance metrics comprise consolidated operating results (including corporate) and exclude the operating results of Chubb’s Life Insurance and North America Agricultural Insurance segments. The agriculture insurance business is a different business in that it is a public sector and private sector partnership in which insurance rates, premium growth, and risk-sharing is not market-driven like the remainder of Chubb’s P&C insurance business. We believe that these measures are useful and meaningful to investors as they are used by management to assess Chubb’s global P&C operations which are the most economically similar. We exclude the North America Agricultural Insurance and Life Insurance segments because the results of these businesses do not always correlate with the results of our global
P&C operations.

Tangible book value per common share is Chubb shareholders’ equity less Chubb goodwill and other intangible assets, net of tax, divided by the shares outstanding. We believe that goodwill and other intangible assets are not indicative of our underlying insurance results or trends and make book value comparisons to less acquisitive peer companies less meaningful.

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Chubb Limited News Release

Book value per share and tangible book value per share excluding accumulated other comprehensive income (loss)
(AOCI), excludes AOCI from the numerator because it eliminates the effect of items that can fluctuate significantly from period to period, primarily based on changes in interest rates and foreign currency movement, to highlight underlying growth in book and tangible book value.

Adjusted operating cash flow is Operating cash flow excluding the operating cash flow related to the net investing activities of Huatai’s asset management companies as it relates to the Consolidated Investment Products as required under consolidation accounting. Because these entities are investment companies, we are required to retain the investment company presentation in our consolidated results, which means, we include the net investing activities of these entities in our operating cash flows. Chubb has elected to remove the impact of net investing activities of consolidated investment companies from our operating cash flow as they may distort a reader’s analysis of our underlying operating cash flow related to the core insurance company operations. These net investing activities are more appropriately classified outside of operating cash flows, consistent with our consolidated investing activities. Accordingly, we believe that it is appropriate to adjust operating cash flow for the impact of consolidated investment products.

Life Insurance and International life insurance net premiums written and deposits collected includes deposits collected on universal life and investment contracts (life deposits). Life deposits are not reflected as revenues in our consolidated statements of operations in accordance with U.S. GAAP. However, we include life deposits in presenting growth in our life insurance business because life deposits are an important component of production and key to our efforts to grow our business.

See the reconciliation of Non-GAAP Financial Measures on pages 27-33 in the Financial Supplement. These measures should not be viewed as a substitute for measures determined in accordance with GAAP, including premium, net income, book value, return on equity, and net investment income.

NM – not meaningful comparison

Cautionary Statement Regarding Forward-Looking Statements:

Forward-looking statements made in this press release, such as those related to company performance, pricing, growth opportunities, economic and market conditions, and our expectations and intentions and other statements that are not historical facts, reflect our current views with respect to future events and financial performance and are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Such statements involve risks and uncertainties that could cause actual results to differ materially, including without limitation, the following: competition, pricing and policy term trends, the levels of new and renewal business achieved, the frequency and severity of unpredictable catastrophic events, actual loss experience, uncertainties in the reserving or settlement process, integration activities and performance of acquired companies, loss of key employees or disruptions to our operations, new theories of liability, judicial, legislative, regulatory and other governmental developments, litigation tactics and developments, investigation developments and actual settlement terms, the amount and timing of reinsurance recoverable, credit developments among reinsurers, rating agency action, possible terrorism or the outbreak and effects of war, economic, political, regulatory, insurance and reinsurance business conditions, potential strategic opportunities including acquisitions and our ability to achieve them, as well as management’s response to these factors, and other factors identified in our filings with the Securities and Exchange Commission (SEC). Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the dates on which they are made. We undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

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Chubb Limited News Release

Chubb Limited

Summary Consolidated Balance Sheets

(in millions of U.S. dollars, except per share data)

(Unaudited)

	December 31 2025	December 31 2024
Assets
Investments	$168,720	$150,650
Cash and restricted cash	2,470	2,549
Insurance and reinsurance balances receivable	15,944	14,426
Reinsurance recoverable on losses and loss expenses	20,338	19,777
Goodwill and other intangible assets ($25,775 and $25,219 represents Chubb portion as of 12/31/2025 and 12/31/2024, respectively)	26,448	25,956
Other assets	38,407	33,190

Total assets	$272,327	$246,548

Liabilities
Unpaid losses and loss expenses	$88,018	$84,004
Unearned premiums	26,279	23,504
Other liabilities	78,251	70,646

Total liabilities	192,548	178,154

Shareholders’ equity
Chubb shareholders’ equity, excl. AOCI	78,732	72,665
Accumulated other comprehensive income (loss) (AOCI)	(4,975)	(8,644)

Chubb shareholders’ equity	73,757	64,021
Noncontrolling interests	6,022	4,373

Total shareholders’ equity	79,779	68,394

Total liabilities and shareholders’ equity	$272,327	$246,548

Book value per common share	$188.59	$159.77
Tangible book value per common share	$126.22	$100.38
Book value per common share, excl. AOCI	$201.31	$181.34
Tangible book value per common share, excl. AOCI	$136.91	$118.57

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Chubb Limited News Release

Chubb Limited

Summary Consolidated Financial Data

(in millions of U.S. dollars, except share, per share data, and ratios)

(Unaudited)

	Three Months Ended December 31		Year Ended December 31
	2025	2024	2025	2024
Gross premiums written	$15,496	$14,326	$65,946	$62,003
Net premiums written	13,134	12,058	54,842	51,468
Net premiums earned	13,530	12,598	53,014	49,846
Losses and loss expenses	6,281	6,481	26,700	26,022
Policy benefits	1,455	1,216	5,460	4,714
Policy acquisition costs	2,556	2,345	9,847	9,102
Administrative expenses	1,161	1,122	4,504	4,380
Net investment income	1,688	1,563	6,465	5,930
Net realized gains (losses)	(116)	(84)	211	117
Market risk benefits gains (losses)	(37)	98	(288)	(140)
Interest expense	205	189	764	741
Other income (expense):
Gains (losses) from separate account assets	127	1	96	(8)
Other	389	396	1,201	1,031
Amortization of purchased intangibles	77	82	301	323
Integration expenses and severance	76	18	79	39
Income tax expense	597	479	2,422	1,815

Net income	$3,173	$2,640	$10,622	$9,640
Less: NCI income (loss)	(37)	65	312	368

Chubb net income	$3,210	$2,575	$10,310	$9,272

Diluted earnings per share:
Chubb net income	$8.10	$6.33	$25.68	$22.70
Core operating income	$7.52	$6.02	$24.79	$22.38
Weighted average shares outstanding	396.5	406.9	401.5	408.5

P&C combined ratio
Loss and loss expense ratio	54.3%	59.4%	59.1%	60.4%
Policy acquisition cost ratio	18.9%	18.4%	18.6%	18.1%
Administrative expense ratio	8.0%	7.9%	8.0%	8.1%

P&C combined ratio	81.2%	85.7%	85.7%	86.6%

P&C underwriting income	$2,197	$1,575	$6,528	$5,850

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